EXHIBIT 32.2

MARTEK BIOSCIENCES CORPORATION

Written Statement of Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

     The undersigned, the Chief Financial Officer of Martek Biosciences Corporation (“the Company”), hereby certifies that, to his knowledge, on the date hereof:

a)	the quarterly report on Form 10-Q of the Company for the period ended July 31, 2004 filed on the date hereof with the Securities and Exchange Commission (“the Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 14, 2004

/s/ Peter L. Buzy

Peter L. Buzy
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Martek Biosciences Corporation and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.